EXHIBIT I



                                   JOINT FILING AGREEMENT
                                   ----------------------




                       Each of the undersigned hereby agrees that the
               Schedule 13G filed herewith is filed jointly, pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended on behalf of each of them.


               Dated: August 10, 1998



               The Equitable Companies Incorporated



               BY:  /s/ Alvin H. Fenichel
                  -------------------------
                  Alvin H. Fenichel
                  Senior Vice President
                  and Controller



               AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; Alpha Assurances Vie Mutuelle; AXA Courtage Assurance Mutuelle, as a group, and AXA-UAP

               Signed on behalf of each of the above entities



               BY:      /s/ Alvin H. Fenichel
                  -----------------------------------------
                  Alvin H. Fenichel
                  Attorney-in-Fact
                  (Executed pursuant to Powers of Attorney)